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                           HJ & ASSOCIATES, L.L.C.
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                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS






August 27, 2001


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C., 20549

Re:  Quazon Corp.
     Commission File Number: 000-25843

We were previously the independent accountants for the Company and on January 11, 2001, we reported on the financial statements of the Company for the years ended December 31, 2000 and 1999.

We have read item 4 of the Current Report on form 8-K of Quazon Corp. dated August 13, 2001 and we agree with the statements contained therein as they related to our firm.

On August 13, 2001, the board of directors of the Company approved the dismissal of HJ & Associates, L.L.C., Salt Lake City, Utah and the engage of Robison, Hill & Co., Salt Lake City, Utah as the new independent accountant and auditor to report on the Company's financial statements for the year ended December 31, 2001.

Very truly yours,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Certified Public Accountants












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